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                                                                   Exhibit 10.2

                            RESTRICTED UNIT AGREEMENT

         This Restricted Unit Agreement (the "Agreement"), made this 28th day of February, 2000, by and among SpinCycle, Inc., a Delaware corporation (the "Company"), E-Wash, Inc., a Delaware corporation, and its successors and assigns ("E-Wash"), E-Wash, LLC, a Delaware limited liability company, and its successors and assigns ("Limited"), and Peter Ax, an employee of the Company (hereinafter called the "Employee");

                              W I T N E S S E T H:

         WHEREAS, E-Wash, as of the date hereof, is a wholly-owned subsidiary of the Company; and

         WHEREAS, Limited, as of the date hereof, is a wholly-owned subsidiary of E-Wash; and

         WHEREAS, the Board of Directors of the Company has determined it to be in the best interest of the Company to issue restricted units in Limited to certain key executives of the Company in order to provide such executives which an additional stake in the growth and prosperity of Limited and to encourage them to continue serving the Company; and

         WHEREAS, the issuance of such units is subject to the terms and conditions as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, it is agreed as follows:

1. Issuance of Units. Subject to the provisions of Section 11 hereof, Limited hereby issues to the Employee and the Employee accepts One Million Two Hundred Seventy-five Thousand (1,275,000) Units (the "Units") of Limited, subject to the restrictions, terms and conditions set forth in this Agreement. In exchange for such Units, the Employee shall or has contributed to the capital of Limited the amount set forth on Exhibit A of the Limited Liability Company Agreement of Limited opposite the Employee's name.

2.

3. Restrictions. Notwithstanding any provisions of the Limited Liability Company Agreement of Limited while any Units are subject to the forfeiture provisions described in Section 4 below (the "Restricted Units"), the Employee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer any Restricted Units.

4.

5. Award Date. The effective date of issuance of the Units to the Employee (the "Award Date") shall be February 28, 2000.
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1. Restrictions and Restricted Period.

2.

                  (a) Units shall be issued in the name of the Employee upon the execution by the Employee of this Agreement, and shall be evidenced on the books and records of Limited. One-third of the Units issued herein shall be free of any transfer or forfeiture restrictions set forth in Sections 2 and 4 of this Agreement as of the Award Date.

                  (b) If the Employee voluntarily resigns his employment with the Company, or the Company terminates the service of the Employee for "Cause" (as hereafter defined) prior to the first anniversary of the Award Date, the remaining two-thirds of the Units issued to the Employee herein shall be forfeited and void, and the cash capital contribution paid by the Employee in respect of such forfeited Restricted Units shall be returned to the Employee. If the Employee is in the employ of the Company on the first anniversary of the award date, an additional one-third of the Units granted to the Employee herein shall be free of all restrictions contained in this Agreement.

                  (c) If the Employee voluntarily resigns his employment with the Company, or the Company terminates the service of the Employee for Cause after the first anniversary of the Award Date but prior to the second anniversary of the Award Date, the final one-third of the Units constituting Restricted Units shall be forfeited and void, and the cash capital contribution paid by the Employee in respect of such forfeited Restricted Units shall be returned to the Employee. If the Employee is in the employ of the Company on the second anniversary of the Award Date, all restrictions with respect to all Units covered by this Agreement shall lapse.

                  (d) Notwithstanding the foregoing provisions of this Section 4, all forfeiture and transfer restrictions with respect to the Units (other than as provided in Section 9 hereof) shall lapse (i) upon the death or permanent and total disability of the Employee; (ii) if the Company exercises its "Bring-Along Rights" described in Section 7 hereof; (iii) if the Company terminates the Employee's service without Cause; or (iv) if there is a "Change in Control" (as hereafter defined).

                  (e) For the purpose of this Section 4, a transfer of employment from the Company to and among the Company, E-Wash and Limited or from any of the Company, E-Wash or Limited as an employee to a director's or consultant's role shall not be deemed a termination of employment with the Company.

                  (f)      Definitions.  For the purposes of this Section 4:

                           (i)      A "Change in Control" shall mean:

                                    (1) The acquisition by any individual,
                  entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of all of the then outstanding voting classes or series of

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                  units of Limited (the "Outstanding Voting Units"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from Limited or any of its subsidiaries, (B) any acquisition by Limited or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Limited or any of its subsidiaries, (D) any acquisition by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals, entities or groups who were the beneficial owners, respectively, of at least 50% of the Outstanding Voting Units immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Voting Units, or (E) the acquisition of Outstanding Voting Units by any individual, entity or group which on the Award Date owned 50% or more of the Outstanding Voting Units;

                                    (2) Approval by the holders of a majority of
                  the Units of Limited of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Units immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from or surviving such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Voting Units; or

                                    (3) Approval by the requisite vote of the
                  shareholders of E-Wash of (A) a complete liquidation or dissolution of Limited or (B) the sale or other disposition of all or substantially all of the assets of Limited other than to a corporation, with respect to which following such sale or other disposition, more than 50% of the then outstanding shares of common stock of such company and the combined voting power for the then outstanding voting securities of such company entitled to vote is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Units immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Voting Units.

                           (ii) "Cause" shall mean a termination of the
                  Employee's employment with the Company upon the determination of the Company's Board of Directors that the Employee has engaged in one or more of the following types of misconduct:

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                                    (i)     The Employee's failure or refusal,
                                            after written notice thereof, to
                                            perform specific directives approved
                                            by a majority of the Board of
                                            Directors which are consistent with
                                            the scope and nature of the
                                            Employee's duties and
                                            responsibilities as Chairman and
                                            Chief Operating Officer of the
                                            Company;

                                    (ii)    Habitual drunkenness or use of drugs
                                            which interferes with the
                                            performance of the Employee's duties
                                            and obligations under this
                                            Agreement;

                                    (iii)   the Employee's conviction of a
                                            felony or of any crime involving
                                            moral turpitude, fraud, defalcation,
                                            or misrepresentation; or

                                    (iv)    Any gross or willful misconduct of
                                            the Employee resulting in
                                            substantial loss to the Company or
                                            substantial damages to the Company's
                                            reputation.

1. Custody of Restricted Units; Tax Withholding; Voting and Dividends.

2.

3. (a) Restricted Units. The Restricted Units will be registered in the name of the Employee. All indicia of ownership representing Restricted Units shall be retained by the Company.

4.

5. (b) Voting Rights. The Employee will have all rights of a member of Limited with respect to voting of the Restricted Units.

6.

7. (c) Distributions. All distributions of profits and losses, cash flow and capital interests made with respect to the Restricted Units shall, with respect to record dates on or after the Award Date, be distributed to the Employee in accordance with the Limited Liability Company Agreement of E-Wash, LLC, as amended from time to time (the "Operating Agreement").

8.

9. Piggyback Registration Rights. In the event that as a result of a merger or other reorganization of Limited such that the Employee's Units are exchanged for shares of stock of E-Wash, E-Wash grants to the Employee the following registration rights with respect to such E-Wash shares:

                  (a) (i) Incidental Rights. If at any time after six months after the completion of an underwritten initial public offering by E-Wash on a firm commitment basis, E-Wash proposes to register, on any form which may be used for the registration of its common stock, other than Forms S-4 or S-8 (or any successor or similar forms then in effect), any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, in a manner which would permit registration of common stock for sale to the public under the Securities Act, E-

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         Wash will each such time give written notice to the Employee of its intention to do so and of Employee's rights under this Section 6; such notice to be given to Employee at least twenty (20) days prior to the initial filing of such proposed registration statement. Upon the written request of the Employee made within fifteen (15) days after the giving of any such notice (which request shall specify the number of shares intended to be disposed of by the Employee and the intended method or methods of disposition thereof), E-Wash will use its reasonable efforts to effect the registration under the Securities Act of the "Registerable Amount" (as defined in 6(b) hereof) of common stock which E-Wash has been so requested to register by the Employee, to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the common stock so to be registered. Promptly upon notification to E-Wash from the managing underwriter of the price at which the shares of common stock requested to be registered pursuant to this Section 6 are to be sold, E-Wash shall advise the Employee, of such price, and if such price is below the price which Employee shall have indicated to be acceptable to the Employee, the Employee shall then have the right to withdraw its request to have its shares included in such registration statement.

                           (ii) Not Deemed a Demand Registration. No registration effected pursuant to this Section 6 shall be deemed to be a demand registration right. Any registration rights granted hereunder shall be subordinate to any demand registration rights hereafter granted by E-Wash to others.

                           (iii) Holdback. If E-Wash previously shall have received a request for registration from a shareholder having demand registration rights or under this Section 6, and if such previous registration shall not have been withdrawn or abandoned, E-Wash will not be required to effect any registration of any of its securities under the Securities Act, whether or not for sale for its own account, until a period of ninety (90) days shall have elapsed from the effective date of such previous registration.

                           (iv) Discontinuance. Notwithstanding anything to the contrary in this Section 6, E-Wash shall have the right to discontinue any registration under this Section 6 at any time prior to the effective date of such registration, if the registration of other securities giving rise to such registration under this Section 6 is discontinued; but no such discontinuation shall preclude an immediate or subsequent request for registration pursuant to this Section 6.

                           (v) Termination of Piggyback Rights. The provisions of this Section 6 shall expire as to any shares at such time as the Employee may sell shares in E-Wash without the need for registration under the federal securities laws.

                  (b) Registerable Amount. For the purpose of this Section 6, the "Registerable Amount" means the maximum number of shares of common stock of E-Wash issued to the Employee in exchange for the Units granted under this Agreement which the Employee is eligible to sell in any registration covered by this Section 6. The Registerable Amount is expressed as a fraction, the numerator of which will be the number of shares issued to Employee in exchange for the Units granted under this Agreement and held by the Employee at the time of the public registration and the denominator of which shall be the number of shares of such

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common stock held by other holders of common stock having registration rights pari passu with the Employee's rights. If the registration is an underwritten registration, and the managing underwriter gives written notice to E-Wash that in its reasonable opinion the number of shares of common stock of E-Wash to be included in the registration should be less than the aggregate number of shares of common stock that E-Wash, the Employee and all other eligible holders of such common stock have proposed to include in such registration, then E-Wash shall have first priority to include in such registration all shares of common stock it proposes to register. If such amount does not exceed the maximum number of shares which the underwriter has reasonably determined can be registered in the offering, then the remaining number of shares (the "Available Amount") shall be allocated among the Employee and the other holders of common stock proposing to register securities in the offering by multiplying the Available Amount by a fraction, the numerator of which shall be the number of shares each of the eligible participants owns and the denominator of which is the total number of shares owned by all eligible participants. E-Wash shall have the exclusive right to select the managing underwriters in such registration. For purposes of this paragraph (b), if there is no underwriter for an offering, then the determinations to be reasonably made by the managing underwriter hereunder shall be made by the E-Wash board of directors.

                  (c) Hold-back Agreements. The Employee agrees, if so required by the managing underwriter, not to effect any public sale or distribution of securities of E-Wash of the same class as the securities included in such registration statement, during the seven (7) days prior to the date on which any underwritten registration has become effective and the one-hundred eighty (180) days (or such longer period as shall have been agreed to by E-Wash and the managing underwriters with respect to such registration statement) thereafter, except as part of such underwritten registration. E-Wash agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven (7) days prior to and ninety (90) days after any underwritten registration has become effective, except as part of such underwritten registration.

                  (d) Public Offering by Limited. All rights granted to Employee in this Section 6 shall be effective with respect to Limited in the event that Limited becomes a publicly traded company rather than E-Wash.

1. Bring-Along Right. For so long as the Company owns at least 33.33% of E-Wash or Limited, if the Company or E-Wash proposes to make a bona fide sale in a private offering of all of its E-Wash shares or of Limited units, the Company and/or E-Wash shall have the right (the "Bring-Along Right"), exercisable upon 15 days' prior written notice, to require the Employee to sell his Units to such third party upon terms no less favorable to the Employee than those that apply to the Company or E-Wash with respect to such third party sale. In such case all restrictions contained in Sections 2 and 4 applicable to any Restricted Units shall lapse. The Employee hereby agrees to cooperate with the Company or E-Wash and to take any and all action reasonably required in connection with the consummation of such third party sale. Without limiting the foregoing, at the closing of any sale under this Section, the Employee shall represent and warrant that he is the beneficial owner of such Units free and clear of any liens or encumbrances with full power and authority to transfer such shares.

2.

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3. Tag-Along Right. For so long as the Company owns at least 33.33% of E-Wash or
Limited, in the event that the Company or E-Wash (the "Purchase Offer
Recipient") shall receive a bona fide offer to purchase less than all shares of E-Wash or Limited units (a "Purchase Offer"), the Purchase Offer Recipient shall either decline such Purchase Offer or, if the Purchase Offer Recipient determines to accept such Purchase Offer, then, prior to accepting any Purchase Offer, arrange for the proposed purchaser to make, in addition to the Purchase Offer, a bona fide offer to purchase from the Employee, and all other similarly situated persons, upon the same terms as the Purchase Offer, units of Limited owned by such parties, including the Employee (the "Tag Along Rights") in the proportion and otherwise as described in the second succeeding sentence (the "Unit Purchase Offer"). In the event a Unit Purchase Offer is made, the Purchase Offer Recipient shall give the Employee written notice thereof (the "Notice") specifying (i) the number of Units that the Employee may sell, and (ii) the terms (including the price and the proposed date of consummation thereof) of such Unit Purchase Offer. Upon receipt of the Notice, the Employee shall have the right to sell that number of Units owned by him and which are not then Restricted Units equal to (A) the product of (a) the total number of Limited units proposed to be purchased in the Purchase Offer, the Unit Purchase Offer and similar offers being made to other members of Limited concurrently with the Purchase Offer, and (b) a fraction, the numerator of which shall be the number of Tag-Along Units (as defined below) owned by the Employee and the denominator of which shall be the number of shares of Limited units owned by the Purchase Offer Recipient plus the number of shares of Tag-Along Units owned by all members electing to participate in such sale. For purposes of the foregoing, "Tag-Along Units" shall mean all units of Limited outstanding on the date of the Sale. The Tag-Along Right may be exercised by the Employee by delivery, not later than 5 days after receipt of the Notice, of a written notice (the "Tag-Along Notice") to the Purchase Offer Recipient, which shall state the maximum number of Units which are not Restricted Units that the Employee wishes to include in such sale to the purchaser. The Employee shall participate in any purchase specified in the Notice on the terms set forth therein (or on terms no less favorable to the Employee) and as provided in the Tag-Along Notice during the 90-day period following the date of the Notice. Any purchases following such 90-day period shall require a new Notice.

1. Restrictions in Operating Agreement. The rights and obligations of the Employee as a member of Limited and the restrictions and rights as a holder of Units, including transfer restrictions, are further governed by the terms of the Operating Agreement.

1. Effect of Reclassification, etc., of Units. In the event of reclassification, recapitalization, reorganization, merger, consolidation or combination such that the holders of Units receive a different security in exchange for their Units, then notwithstanding the provisions of Section 2, hereof, the Employee may exchange his Units for shares of the same class of security which other holders of Limited's Units receive, and the rights, restrictions, terms and conditions of this Agreement shall apply to the securities received by the Employee to the same extent as provided herein with respect to the Units.

2.

3. Shareholder Approval. Notwithstanding any provision of this Agreement to the contrary, the issuance of Units contained herein is subject to the approval within 12 months of the Award Date by the holders of the requisite majorities of all three classes of preferred stock of the Company as required in the agreements relating to the purchase of Series A, B and C Convertible

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Preferred Stock in the Company, as those agreements have been amended to date.
In the event that such shareholder approval is not obtained, the issuance of Units shall be forfeited on the first anniversary of the Award Date. In case of forfeiture, the capital cash contribution paid by the Employee for the Units shall be returned to the Employee.

4.

5. Entire Understanding. This Agreement constitutes the entire understanding between the parties relating to the matters described herein (other than Limited's Limited Liability Company Agreement which is incorporated herein by this reference) and supercedes and cancels all prior written and oral understandings and agreements with respect to such matters.

6.

7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the employees, executors, administrators, legal representatives, heirs and legatees of the Employee and the successors and assigns of the Company.

8.

9. Employment Rights. Nothing contained in this Agreement shall confer upon Employee any right with respect to the continuance of employment by the Company or any related company, nor interfere in any way with the right of the Company or any related company to terminate the Employee's employment at any time for any reason.

10.

11. Governing Law. This Agreement shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Arizona.

12.

13.

14.

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         IN WITNESS WHEREOF, the Company, E-Wash, Limited, and the Employee have caused this Restricted Unit Agreement to be executed as of the day and year first above written.

1.

2.

3.                                           SPINCYCLE, INC.

4.

5.                                           By /s/ Peter Ax

6.

7.

8.                                           E-WASH, INC.

9.

10.                                          By /s/ Peter Ax

11.

12.

13.                                          E-WASH, LLC

14.

15.                                          By /s/ Peter Ax

16.

17.                                          EMPLOYEE:

18.

19.                                          /s/ Peter Ax
                                             Print Name:  Peter Ax

20.

21.      264098.3

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